EXHIBIT 23.8

                       CONSENT OF JAMES TOBY ROBERTS, SR.


     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references made to him in the Joint Proxy Statement/Prospectus of The Savannah Bancorp, Inc. and Bryan Bancorp of Georgia, Inc. which is part of this Registration Statement on Form S-4 of The Savannah Bancorp, Inc., with respect to his being elected or appointed as a director of The Savannah Bancorp, Inc. under the circumstances described therein.


                            /s/  JAMES TOBY ROBERTS, SR.




Richmond Hill, Georgia
July 28, 1998